UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2011

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 516-734-3600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 8.01 Other Information
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 31, 2011, DealerTrack Holdings, Inc. (“DealerTrack”) completed the acquisition of triVIN Holdings, Inc (“triVIN”) by means of a merger of PS Acquisition Corp., a wholly-owned subsidiary of DealerTrack (“PSAC”), with and into triVIN, with triVIN being the surviving corporation (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of January 7, 2011, by and among DealerTrack, PSAC, triVIN, American Capital, Ltd. and certain other shareholders of triVIN (the “Merger Agreement”).  As a result of the Merger, triVIN is a wholly-owned subsidiary of DealerTrack.

In connection with the Merger, DealerTrack paid a purchase price of approximately $131 million, net of acquired cash and working capital (the “Merger Consideration”).  A portion of the purchase was funded into escrow to satisfy any purchase price adjustment or indemnity obligations of triVIN’s stockholders under the Merger Agreement.  A portion of the Merger Consideration was also used to repay certain indebtedness of triVIN and to pay triVIN’s transaction fees and expenses, with the remainder of the Merger Consideration being paid to triVIN’s stockholders and eligible optionholders.  In addition, pursuant to the Merger Agreement, a subsequent adjustment to the purchase price may be made based upon the final determination of the amounts of closing indebtedness, closing working capital (including cash) and seller expenses as defined in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was furnished as Exhibit 2.1 to DealerTrack’s current report on Form 8-K filed on January 10, 2011.

Item 8.01  Other Information.

On February 1, 2011, DealerTrack issued a press release relating to the consummation of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To the extent required by this item, the financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K.

(d)  Exhibits.

Exhibit No.	Description
99.1	EX-99.1: PRESS RELEASE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011

DealerTrack Holdings, Inc.
By: /s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	EX-99.1: PRESS RELEASE